EXHIBIT 99.1

ITEM 6. SELECTED FINANCIAL DATA

FIVE-YEAR FINANCIAL SUMMARY (a)

Dollar amounts in millions, except per share amounts and stock prices	2011		2010		2009		2008		2007
RESULTS OF OPERATIONS
Net sales	$26,034		$25,179		$23,366		$24,829		$21,890
Costs and expenses, excluding interest	24,035		23,749		21,498		25,490		19,939
Earnings (loss) from continuing operations before income taxes and equity earnings	1,458	(b)	822	(e)	1,199	(g)	(1,153	)(i)	1,654	(l)
Equity earnings (losses), net of taxes	140		111		(26)		6		17
Discontinued operations, net of taxes	49	(c)	0		0		(13	)(j)	(47	)(m)
Net earnings (loss)	1,336	(b-d)	712	(e-f)	704	(g-h)	(1,322	)(i-k)	1,209	(l-n)
Noncontrolling interests, net of taxes	14		21		18		3		24
Net earnings (loss) attributable to International Paper Company	1,322	(b-d)	691	(e-f)	686	(g-h)	(1,325	)(i-k)	1,185	(l-n)
FINANCIAL POSITION
Working capital	$5,718		$3,525		$3,539		$2,605		$2,893
Plants, properties and equipment, net	11,817		12,002		12,688		14,202		10,141
Forestlands	660		747		757		594		770
Total assets	27,018		25,409		25,543		26,804		24,182
Notes payable and current maturities of long-term debt	719		313		304		828		267
Long-term debt	9,189		8,358		8,729		11,246		6,353
Total shareholders’ equity	6,645		6,875		6,018		4,060		8,695
BASIC EARNINGS PER SHARE ATTRIBUTABLE TO INTERNATIONAL PAPER COMPANY COMMON SHAREHOLDERS
Earnings (loss) from continuing operations	$2.95		$1.61		$1.61		$(3.12)		$2.87
Discontinued operations	0.11		0		0		(0.03)		(0.11)
Net earnings (loss)	3.06		1.61		1.61		(3.15)		2.76
DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO INTERNATIONAL PAPER COMPANY COMMON SHAREHOLDERS
Earnings (loss) from continuing operations	$2.92		$1.59		$1.61		$(3.12)		$2.85
Discontinued operations	0.11		0		0		(0.03)		(0.11)
Net earnings (loss)	3.03		1.59		1.61		(3.15)		2.74
Cash dividends	0.9750		0.400		0.325		1.00		1.00
Total shareholders’ equity	15.21		15.71		13.90		9.50		20.45
COMMON STOCK PRICES
High	$33.01		$29.25		$27.79		$33.77		$41.57
Low	21.55		19.33		3.93		10.20		31.05
Year-end	29.60		27.24		26.78		11.80		32.38
FINANCIAL RATIOS
Current ratio	2.2		1.8		1.9		1.5		1.7
Total debt to capital ratio	0.60		0.56		0.60		0.75		0.43
Return on shareholders’ equity	17.9	%(b-d)	11.4	%(e-f)	14.1	%(g-h)	(15.4	)%(i-k)	15.1	%(l-n)
Return on investment from continuing operations attributable to International Paper Company	7.5	%(b-d)	5.3	%(e-f)	5.1	%(g-h)	(4.2	)%(i-k)	7.1	%(l-n)
CAPITAL EXPENDITURES	$1,159		$775		$534		$1,002		$1,292
NUMBER OF EMPLOYEES	61,500		59,500		56,100		61,700		51,500

FINANCIAL GLOSSARY

Current ratio—

current assets divided by current liabilities.

Total debt to capital ratio—

long-term debt plus notes payable and current maturities of long-term debt divided by long-term debt, notes payable and current maturities of long-term debt and total shareholders’ equity.

Return on shareholders’ equity—

net earnings attributable to International Paper Company divided by average shareholders’ equity (computed monthly).

Return on investment—

the after-tax amount of earnings from continuing operations before interest divided by the average of total assets minus accounts payable and accrued liabilities (computed monthly).

FOOTNOTES TO FIVE-YEAR FINANCIAL SUMMARY

(a)

All periods presented have been restated to reflect the Weldwood of Canada Limited, Kraft Papers, Brazilian Coated Papers, Beverage Packaging, and Wood Products businesses as discontinued operations, if applicable.

2011:

(b)

Includes restructuring and other charges of $102 million before taxes ($90 million after taxes) including pre-tax charges of $49 million ($34 million after taxes) for costs associated with the restructuring of the Company’s xpedx operations, pre-tax charges of $32 million ($19 million after taxes) for early debt extinguishment costs, pre-tax charges of $18 million ($12 million after taxes) for costs associated with the acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, pre-tax charges of $20 million ($12 million after taxes) for costs associated with signing an agreement to acquire Temple-Inland, and a pre-tax gain of $24 million ($15 million after taxes) related to the reversal of environmental and other reserves due to the announced repurposing of a portion of the Franklin mill. Also included are a pre-tax charge of $27 million ($17 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota, a pre-tax charge of $129 million ($104 million after taxes) for a fixed-asset impairment of the North American Shorewood business, pre-tax charges of $78 million (a gain of $143 million after taxes) to reduce the carrying value of the Shorewood business based on the terms of the definitive agreement to sell this business, and a charge of $11 million (before and after taxes) for asset impairment costs associated with the Inverurie, Scotland mill which was closed in 2009.

(c)

Includes a pre-tax gain of $50 million ($30 million after taxes) for an earnout provision related to the sale of the Company’s Kraft Papers business completed in January 2007. Also, the Company sold its Brazilian Coated Paper business in the third quarter 2006. Local country tax contingency reserves were included in the business’ operating results in 2005 and 2006 for which the related statute of limitations has expired. The reserves were reversed and a tax benefit of $15 million plus associated interest income of $6 million ($4 million after taxes) was recorded.

(d)

Includes a tax benefit of $222 million related to the reduction of the carrying value of the Shorewood business and the write-off of a deferred tax liability associated with Shorewood, a $24 million tax expense related to internal restructurings, a $9 million tax expense for costs associated with our acquisition of a majority share of Andhra Pradesh Paper Mills Limited in India, a $13 million tax benefit related to the release of a deferred tax asset valuation allowance, and a $2 million tax expense for other items.

2010:

(e)

Includes restructuring and other charges of $394 million before taxes ($242 million after taxes) including pre-tax charges of $315 million ($192 million after taxes) for shutdown costs related to the Franklin, Virginia mill, a pre-tax charge of $35 million ($21 million after taxes) for early debt extinguishment costs, pre-tax charges of $7 million ($4 million after taxes) for closure costs related to the Bellevue, Washington container plant, a pre-tax charge of $11 million ($7 million after taxes) for an Ohio Commercial Activity tax adjustment, a pre-tax charge of $6 million ($4 million after taxes) for severance and benefit costs associated with the Company’s S&A reduction initiative, and a pre-tax charge of $8 million ($5 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations. Also included are a pre-tax charge of $18 million ($11 million after taxes) for an environmental reserve related to the Company’s property in Cass Lake, Minnesota, and a pre-tax gain of $25 million ($15 million after taxes) related to the partial redemption of the Company’s interests in Arizona Chemical.

(f)

Includes tax expense of $14 million and $32 million for tax adjustments related to incentive compensation and Medicare Part D deferred tax write-offs, respectively, and a $40 million tax benefit related to cellulosic bio-fuel tax credits.

2009:

(g)

Includes restructuring and other charges of $1.4 billion before taxes ($853 million after taxes), including pre-tax charges of $469 million ($286 million after taxes), $290 million ($177 million after taxes), and $102 million ($62 million after taxes) for shutdown costs for the Albany, Oregon, Franklin, Virginia and Pineville, Louisiana mills, respectively, a pre-tax charge of $82 million ($50 million after taxes) for costs related to the shutdown of a paper machine at the Valliant, Oklahoma mill, a pre-tax charge of $148 million ($92 million after taxes) for severance and benefit costs associated with the Company’s 2008 overhead cost reduction initiative, a pre-tax charge of $185 million ($113 million after taxes) for early debt extinguishment costs, a pre-tax charge of $23 million ($28 million after taxes) for closure costs associated with the Inverurie, Scotland mill, and a charge of $31 million, before and after taxes, for severance and other costs associated with the planned closure of the Etienne mill in France, and a pre-tax charge of $23 million ($14 million after taxes) for other items. Also included are a pre-tax gain of $2.1 billion ($1.4 billion after taxes) related to alternative fuel mixture credits, a pre-tax charge of $87 million ($54 million after taxes) for integration costs associated with the CBPR acquisition, a charge of $56 million to write down the assets at the Etienne mill in France to estimated fair value.

(h)

Includes a $156 million tax expense for the write-off of deferred tax assets in France, a $15 million tax expense for the write-off of a deferred tax asset for a recycling credit in the state of Louisiana and a $26 million tax benefit related to the settlement of the 2004 and 2005 U.S. federal income tax audit and related state income tax effects.

2008:

(i)

Includes restructuring and other charges of $370 million before taxes ($227 million after taxes), including a pre-tax charge of $123 million ($75 million after taxes) for shutdown costs for the Bastrop, Louisiana mill, a pre-tax charge of $30 million ($18 million after taxes) for the shutdown of a paper machine at the Franklin, Virginia mill, a charge of $53 million before taxes ($32 million after taxes) for severance and related costs associated with the Company’s 2008 overhead cost reduction initiative, a charge of $75 million before taxes ($47 million after taxes) for adjustments to legal reserves, a pre-tax charge of $30 million ($19 million after taxes) for costs associated with the reorganization of the Company’s Shorewood operations, a pre-tax charge of $53 million ($33 million after taxes) to write off deferred supply chain initiative development costs for U.S. container operations that were not be implemented due to the CBPR acquisition, a charge of $8 million before taxes ($5 million after taxes) for closure costs associated with the Ace Packaging business, and a gain of $2 million, before and after taxes, for adjustments to previously recorded reserves and other charges associated with the Company’s 2006 Transformation Plan. Also included are a charge of $1.8 billion, before and after taxes, for the impairment of goodwill in the Company’s U.S. Printing Papers and U.S. and European Coated Paperboard businesses, a pre-tax charge of $107 million ($84 million after taxes) to write down the assets of the Inverurie, Scotland mill to estimated fair value, a pre-tax gain of $6 million ($4 million after taxes) for adjustments to estimated transaction costs accrued in connection with the 2006 Transformation Plan forestland sales, a $39 million charge before taxes ($24 million after taxes) relating to the write-up of inventory to fair value in connection with the CBPR acquisition, and a $45 million charge before taxes ($28 million after taxes) for integration costs associated with the CBPR acquisition.

(j)

Includes a pre-tax charge of $25 million ($16 million after taxes) for the settlement of a post-closing adjustment on the sale of the Beverage Packaging business, pre-tax gains of $9 million ($5 million after taxes) for adjustments to reserves associated with the sale of discontinued businesses, and the operating results of certain wood products facilities.

(k)	Includes a $40 million tax benefit related to the restructuring of the Company’s international operations.

2007:

(l)

Includes restructuring and other charges of $95 million before taxes ($59 million after taxes), including a $30 million charge before taxes ($19 million after taxes) for organizational restructuring and other charges principally associated with the Company’s 2006 Transformation Plan, a charge of $60 million before taxes ($38 million after taxes) of accelerated depreciation charges, a $10 million charge before taxes ($6 million after taxes) for environmental costs associated with a mill closure, and a pre-tax gain of $5 million ($4 million after taxes) for other items. Also included are a $9 million pre-tax gain ($5 million after taxes) to reduce estimated transaction costs accrued in connection with the 2006 sale of U.S. forestlands included in the Company’s 2006 Transformation Plan; and a $327 million gain before taxes ($267 million after taxes) for net gains on sales and impairments of businesses including a pre-tax gain of $113 million ($102 million after taxes) on the sale of the Arizona Chemical business, and a gain of $205 million before taxes ($159 million after taxes) related to the asset exchange for the Luiz Antonio mill in Brazil.

(m)

Includes a pre-tax gain of $20 million ($8 million after taxes) relating to the sale of the Wood Products business, a pre-tax loss of $30 million ($48 million after taxes) for adjustments to the loss on the sale of the Beverage Packaging business, a pre-tax gain of $6 million ($4 million after taxes) for adjustments to the loss on the sale of the Kraft Papers business, and a net $6 million pre-tax credit ($4 million after taxes) for payments received relating to the Company’s Weldwood of Canada Limited business, and the year-to-date operating results of the Beverage Packaging and Wood Products businesses.

(n)	Includes a $41 million tax benefit relating to the effective settlement of certain income tax audit issues.

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